EXHIBIT 4(c)

AMENDMENT NO. 1 TO
CREDIT AGREEMENT

        This Amendment No. 1 (the “Amendment”) is entered into as of October 28, 2003 by and among Coachman Industries, Inc., (the “Borrower”), the undersigned lenders (each a “Lender” and collectively, the “Lenders”) and Bank One, Indiana, N.A., both as one of the Lenders and as Administrative Agent (the “Agent”) on behalf of itself and the other Lenders.

RECITALS:

        WHEREAS, the Borrower, the Agent and National City Bank of Indiana as a Lender, are parties to that certain Credit Agreement dated as of June 30, 2003; and

        WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects more fully described below.

        NOW THEREFORE, in consideration of the premises herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        Section 1.     Defined Terms.   Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

        Section 2.     Addition of New Lender.  The parties hereto acknowledge and agree that, upon the Amendment Effective Date pursuant to Section 3 hereof, 1st Source Bank shall become a party, as a “Lender”, to the Credit Agreement as if 1st Source Bank had executed and delivered the original Credit Agreement by its duly authorized officer and each Lender’s Commitment and Outstanding Exposure shall be that as set forth in the First Amended Schedule 1 attached hereto and 1st Source Bank shall then and thereafter be deemed to be a Lender for all purposes under and have all rights and obligations prescribed by the Credit Agreement.

        Section 3.     Condition of Effectiveness.  This Amendment shall become and be deemed effective as of the date hereof (the “Amendment Effective Date”) if, and only if, Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower and each of the Lenders, including but not limited to 1st Source Bank and (ii) such other documents as the Agent or any Lender may reasonably request.

        Section 4.     Reference to and Effect on the Credit Agreement.

        Section 4.01.      Upon the effectiveness of this Amendment pursuant to Section 3 hereof and thereafter, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

        Section 4.02.  Except as specifically waived or amended herein, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

        Section 4.03.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (i) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the other Loan Documents, or (ii) any Default or Unmatured Default under the Credit Agreement.

        Section 5.  CHOICE OF LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF INDIANA.

        Section 6.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

        Section 7.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

        IN WITNESS WHEREOF, the Borrower, the Agent and each of the Lenders have caused this Amendment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[SIGNATURE PAGES FOLLOW]

COACHMEN INDUSTRIES, INC.
By: /s/ Thomas J. Martini Name: Thomas J. Martini Title: Treasurer

By: /s/ Joseph P. Tomczak Name: Joseph P. Tomczak Title: Chief Financial Officer

BANK ONE, INDIANA, N.A., as a Lender, as the LC Issuer and as Administrative Agent

By: /s/ Kurt E. Meibeyer Name: Kurt E. Meibeyer Title: First Vice President

NATIONAL CITY BANK OF INDIANA, as a Lender

By: /s/ National City Bank of Indiana Name: Title:

1st SOURCE BANK, as a Lender

By: /s/ 1st Source Bank Name: Title:

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FIRST AMENDED
SCHEDULE I

COMMITMENTS

Lender	Commitment	Outstanding Exposure
Bank One, Indiana N.A.	$18,850,000	$23,764,438
National City Bank of Indiana	$ 8,075,000	$10,180,015
1st Source Bank	$ 8,075,000	$10,180,015
Total	$35,000,000	$44,124,468

ELDS01 MBW 156892v1

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